STOCKHOLDERS AGREEMENT

     STOCKHOLDERS AGREEMENT (the "Agreement") dated as of May 29, 2001 by and among the ALL-AMERICAN GOLF CENTER, INC., a Nevada corporation (the "Corporation"), URBAN LAND OF NEVADA, INC., a Nevada corporation ("ULN"), and ALL-AMERICAN SPORTPARK, INC., a Nevada corporation ("AASP")

                             Factual Background

     The Corporation is authorized to issue 2,500 shares of Capital Stock, no par value (the "Capital Stock"). ULN and AASP are the only stockholders of the Corporation. The parties hereto deem it in the best interests of the Corporation to provide for continuity in the control and operation of the Corporation as herein provided.

                                 Agreement

     1.  General.

         (a) Certain Defined Terms. The capitalized terms set forth below shall have the following meanings:

         "Affiliate" means with respect to any person or entity, any of the corporate parents of such person or entity, any of the subsidiaries of such person or entity, and any other person or entity which directly or indirectly controls, is controlled by or is under common control with such person or entity, which shall include any general or limited partner in the case of a limited partnership or any manager or member in the case of a limited liability company. For purposes hereof, the terms "control" and "controlled by" mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract (written or oral) or otherwise.

         "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Nevada) on which banks are open for business in the city of LasVegas.

         "Capital Stock" means Capital Stock and any other capital stock of the Corporation and any warrants, options, securities convertible into or exchangeable for or other rights to acquire or entitlements to receive Capital Stock or other capital stock of the Corporation.

         "Event of Default" means a payment default which has not been cured after written notice and the expiration of all grace periods provided in that certain Lease Agreement made and entered into as of June 13, 1997 by and between Urban Land, as Urban Land and All-American Golf Center, LLC, a California limited liability company, as amended by Amendment to Lease Agreement and Amendment to Memorandum of Lease dated September 17, 1997, and assigned to the Corporation pursuant to a certain Assignment of Ground Lease dated December 30, 1998, whereby Urban Land leased to the Corporation certain "Leased Premises" consisting of approximately 41.37 acres as defined therein.

         "Person" means an individual or a corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

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         "Stockholders" means, subject to Section 7 hereof, ULN and AASP collectively.

         "Subsidiary" of any person or entity means any corporation, partnership, limited liability company, trust, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or other interests therein entitled to vote in the election of members of the governing body thereof is at the time owned or controlled, directly or indirectly, by such person or entity or one or more of the other Subsidiaries of such person or entity or a combination thereof.

         (b) Reorganization, etc. The provisions of this Agreement shall apply mutatis mutandis to any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification of the Capital Stock, consolidation, merger or reorganization of the Corporation, and any shares or other securities of the Corporation or of any successor company which may be received by any of the Stockholders (and/or their respective successors, permitted assigns, legal representatives and heirs) by virtue of such Investor's ownership of Capital Stock.

     2. Restrictions on Transfer of Capital Stock. No Capital Stock shall be sold, assigned, bequeathed, devised, transferred or pledged, except as permitted under this Agreement.

     3.  Voting Rights.

         (a) Observer Rights. The Corporation shall make available to a person designated by ULN (an "Observer") non-voting observation rights with respect to all meetings of the Corporation's Board of Directors held on or after the date of this Agreement for as long as ULN holds at least 25% of the shares of Capital Stock of the Corporation. Each Observer shall be entitled to receive copies of all notices, minutes, consents, and other materials that the Corporation provides to its directors at the same time such materials are distributed to the directors of the Corporation; provided, however, that such Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided.

         (b) Board of Directors. (i) Each of the Stockholders covenants and agrees that in any election of directors of the Corporation, including by written consent, they shall vote all voting Capital Stock of the Corporation owned or controlled by them in favor of a Board of Directors of the Corporation comprised of not more than five (5) directors. Prior to the occurrence and continuance of an Event of Default, each of the Stockholders covenants and agrees that in any election of directors of the Corporation, including by written consent, they shall vote all voting Capital Stock of the Corporation owned or controlled by them in favor of directors designated by AASP. After the occurrence and during the continuance of an Event of Default, each of the Stockholders covenants and agrees that in any election of directors of the Corporation, including by written consent, they shall vote all voting Capital Stock of the Corporation owned or controlled by them in favor of four directors designated by AASP and one director designated by ULN; provided that the right of ULN to designate directors shall terminate if ULN ceases to own at least 25% of the outstanding Capital Stock of the Corporation.


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


               (ii) After the occurrence and during the continuance of an Event of Default, the Corporation and the Stockholders covenant and agree that any committee of the Board of Directors of the Corporation shall contain one designee of ULN, so long as ULN is entitled to designate a director under Subsection (b)(i).

              (iii) In the event that any vacancy in the Board of Directors of the Corporation occurs for any reason, each of the Stockholders covenants and agrees to vote all shares of voting Capital Stock of the Corporation owned or controlled by them and the Corporation agrees to otherwise use its reasonable best efforts to fill the vacancy, in such a manner that the Board of Directors of the Corporation will include the directors designated in accordance with the provisions of subsection (b)(i) above. In addition to the foregoing, after the occurrence and during the continuance of an Event of Default, in the event that at any time ULN determines to replace or remove its designee to the Board of Directors of the Corporation, each of the Stockholders agrees to vote all shares of voting Capital Stock of the Corporation owned or controlled by them for such replacement or removal and for the replacement designee of ULN to the Board of Directors of the Corporation, in accordance with the terms of this Section 3. After the occurrence and during the continuance of an Event of Default, the Corporation hereby agrees to cause such designated candidates and replacements to be elected to its Board of Directors and any committees of the Board of Directors of the Corporation.

         (c) In any election of directors of the Corporation, the Corporation hereby agrees to recommend for election the director, if any, that ULN is entitled hereunder to designate at the time of such election.

         (d) Notwithstanding the foregoing, ULN may, in its sole discretion, terminate its right to designate directors pursuant to Section 3(b) above by written notice to the Corporation.

         (e) Each of the Stockholders covenants and agrees that in any other matters voted upon by the shareholders of the Corporation, including by written consent, they shall vote all voting Capital Stock of the Corporation owned or controlled by them in the manner designated by AASP.

         (f) The Corporation and the Stockholders hereby covenant and agree to cause the By-Laws of the Corporation to be expressly subject to the provisions of this Section 3.

     4.  Right of First Refusal.

         (a) Whenever and as often as any Investor (the "Selling Stockholder") desires to sell any shares of the Capital Stock pursuant to a bona fide offer for the purchase thereof in a private transaction, the Selling Stockholder shall give written notice (the "Notice") to the other Stockholders (each, an "Offeree" and collectively, the "Offerees") in writing to such effect, enclosing a copy of such bona fide offer (it being agreed that the Selling Stockholder shall cause any such offer to be reduced to a writing between the Selling Stockholder and the prospective purchaser) and specifying the number of shares of Capital Stock which the Selling Stockholder desires to sell (collectively, the "Seller's Shares"), the name of the Person or Persons to whom the Selling Stockholder desires to make such sale (who may not be a direct competitor of the Corporation or an Affiliate thereof) and the dollar

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

value of the consideration which has been offered in connection therewith. Upon receipt of the Notice, the Offerees initially shall have the first right and option to purchase all of the Seller's Shares, pro rata according to their respective holdings of Capital Stock, at a purchase price equal to the dollar value of such consideration, exercisable for a period of 30 days from the date of receipt of the Notice. Failure of any Offeree to respond to the Notice within the applicable 30-day period shall be deemed to constitute a notification to the Selling Stockholder of such Offeree's decision not to exercise the first right and option to purchase the Seller's Shares under this
Section 4(a). In such event (and in the event that an Offeree shall notify the Selling Stockholder of such Offeree's decision not to exercise its first right and option) the Selling Stockholder shall give written notice to each of the other Offerees who have agreed to purchase its pro rata share of the Seller's Shares and each such Offeree shall have the right, exercisable for a period of five Business Days from the date of receipt of such notice, to purchase the remaining Seller's Shares, as provided above, for the consideration equal to the dollar value of the consideration offered for such Seller's Shares as set forth in the Notice, pro rata according to such Offeree's holdings of Capital Stock. This process shall be repeated until one or more such Offerees have agreed, or no one or more such Offerees have agreed, to accept the offer with respect to all of the Seller's Shares. Failure of any such Offeree to respond to such notice within the five Business Day period shall be deemed to constitute a notification to the Selling Stockholder of such Offeree's decision not to exercise the first right and option to purchase the remaining Seller's Shares under this Section 4(a).

         (b)  The Offerees may exercise the right and option provided in
Section 4(a) above by giving written notice to the Selling Stockholder and the Corporation not later than the close of business on the date of expiration of such right and option (or if such date is not a Business Day, then on or before the close of business on the next succeeding Business Day), advising of the election to exercise the same and the date (not later than 30 days from the date of expiration of all applicable first right and options to purchase the Seller's Shares under this Section 4) upon which payment of the purchase price for the Seller's Shares shall be made; provided that upon the request of the Offerees, the Selling Stockholder shall extend such 30-day period for up to an additional 30 days, provided that the Selling Stockholder shall have been provided with evidence satisfactory to him that the Offerees have sufficient financing committed and available to them, and are otherwise able, to consummate the transactions contemplated hereby. The Selling Stockholder shall cause to be delivered to the Offeree(s) at the Corporation's principal executive office, on the payment date specified in such notice, the certificate or certificates representing the Seller's Shares, properly endorsed for transfer together with all necessary transfer stamps affixed thereto, against payment of the purchase price therefor by the Offeree(s) in immediately available funds in the case of the cash portion of such purchase price.

         (c) In the event that all of the Seller's Shares are not purchased by the Offerees hereunder, the Selling Stockholder shall then offer the Corporation the right and option to purchase the balance of the Seller's Shares at the same purchase price and, subject to subsection (a) above, on the same terms as offered to the Offerees. Failure of the Corporation to respond to such notice within a ten-day period from the date of receipt of such offer shall be deemed to constitute a notification to the Selling Stockholder of the Corporation's decision not to exercise the right and option to purchase the

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

Seller's Shares under this Section 4(c). Any designee of the Selling Stockholder pursuant to Section 3 on the Board of Directors of the Corporation shall not participate in the Corporation's decision whether or not to exercise the right and option to purchase the Seller's Shares under this Section 4(c).

         (d)  The Corporation may exercise the right and option provided in
Section 4(c) by giving written notice to the Selling Stockholder not later than the close of business on the date of expiration of such right and option (or if such date is not a Business Day, then on or before the close of business on the next succeeding Business Day), advising of the election to exercise the same and the date (not later than 30 days from the date of such notice) upon which payment of the purchase price for the Seller's Shares shall be made; provided that upon the request of the Corporation, the Selling Stockholder shall extend such 30-day period for up to an additional 30 days, provided that the Selling Stockholder shall have been provided with evidence satisfactory to it that the Corporation has sufficient financing committed and available to it, and is otherwise able, to consummate the transactions contemplated hereby. The Selling Stockholder shall cause to be delivered to the Corporation's principal office, on the payment date specified in such notice, the certificate or certificates representing the Seller's Shares being purchased by the Corporation, properly endorsed for transfer together with all necessary transfer stamps affixed thereto, against payment of the purchase price therefor by the Corporation, subject to subsection (a) above, in immediately available funds.

         (e) If all the Seller's Shares are not purchased by the Offerees and/or the Corporation in accordance with this Section 4, the Selling Stockholder (i) shall not be required to sell any of the Seller's Shares to the Offerees or to the Corporation and (ii) may, during the 60-day period commencing on the expiration of the rights and options provided for in subsections (a) through (d) of this Section 4, sell all (but not less than all) of the Seller's Shares to the transferee named in the Notice for a consideration the dollar value of which is equal to or greater than the dollar value of the consideration specified in the Notice, free of the restrictions contained in Section 4 of this Agreement (but subject to the other terms and conditions hereof).

     5. Information Rights. (a) The Corporation shall deliver to each Investor (the "Major Holders") which holds, together with its Affiliates, an aggregate of at least twenty-five percent (25%) of the outstanding shares of Capital Stock of the Corporation:

              (i) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Corporation commencing with the fiscal year ending December 31, 2001 a consolidated balance sheet and statements of operations and cash flow for such fiscal year. Such year-end financial reports shall be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP");

             (ii) within 45 days of the end of each quarter in each fiscal year of the Corporation, an unaudited consolidated balance sheet and statements of operations and cash flow for and as of the end of such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding


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

fiscal year, and including comparisons to quarterly budgets, all in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes;

            (iii) not less than 45 days prior to the end of each fiscal year, an operating budget forecasting the Corporation's revenues, expenses, cash position, balance sheet, statements of operations and cash flow on a month-to-month basis for the next fiscal year and any other budgets or revised budgets prepared by the Corporation.

     6.  Right of First Offer.

         (a)  The Corporation hereby grants, on the terms set forth in this
Section 6, to each Investor who holds at least 25% of the outstanding Capital Stock of the Corporation the right of first offer to purchase such Investor's pro rata share of the New Securities (as defined in Section 6(b)) which the Corporation may, from time to time, propose to sell and issue. Such Stockholders may purchase said New Securities on the same terms and at the same price at which the Corporation proposes to sell the New Securities. The pro rata share of each Investor, for purposes of this right of first offer, is (except as set forth in Section 6(c) below) the ratio of the total number of shares of Capital Stock held by such Investor, to the total number of shares of Capital Stock outstanding immediately prior to the issuance of the New Securities.

         (b) "New Securities" shall mean any capital stock of the Corporation, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that "New Securities" does not include (i) securities offered pursuant to a registration statement filed under the Securities Act of 1933, as amended,
(ii) securities issued pursuant to the bona fide acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization, (iii) all shares of Capital Stock or other securities hereafter issued or issuable to officers, directors, employees or consultants of the Corporation pursuant to any employee or consultant stock offering, plan or arrangement approved by the Board of Directors of the Corporation; and (iv) all shares of Capital Stock or other securities issued to suppliers or lenders or issued in connection with equipment leasing or equipment financing arrangements.

         (c) In the event the Corporation proposes to undertake an issuance of New Securities, it shall give to the Stockholders written notice (the "Notice") of its intention, describing the type of New Securities, the price, the terms upon which the Corporation proposes to issue the same, and a statement as to the number of days from receipt of such Notice within which the Stockholders must respond to such Notice. The Stockholders shall have 20 days from the date of receipt of the Notice to purchase any or all of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Corporation if immediate payment is required by such terms, or in any event no later than 20 days after the date of receipt of the Notice. The Corporation shall promptly, in writing, inform each Investor that elects to purchase all the shares available to it (a "Fully-Exercising Investor") of any


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

other Investor's failure to do likewise. During the 15 day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the New Securities for which the Stockholders were entitled to subscribe but which were not subscribed for by the Stockholders that is equal to the proportion that the number of shares of Capital Stock issued and held by such Fully-Exercising Investor bears to the total number of shares of Capital Stock issued and held by all Fully-Exercising Stockholders who wish to purchase some of the unsubscribed shares.

         (d) In the event the Stockholders fail to exercise in full the right of first refusal within said 20 day period, the Corporation shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 30 days from date of said agreement) to sell the New Securities respecting which the Stockholders' rights were not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Notice. In the event the Corporation has not sold the New Securities within said 90 day period (or sold and issued New Securities in accordance with the foregoing within 30 days from the date of said agreement) the Corporation shall not thereafter issue or sell any New Securities without first offering such securities to the Stockholders in the manner provided above.

     7. Restrictions on Transfer. Each Stockholder agrees not to make any disposition of all or any portion of the its Capital Stock unless and until:

         (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

         (b) (i) The transferee has agreed in writing to be bound by the terms of this Agreement, (ii) such Stockholder shall have complied with
Section 4 of this Agreement, and (iii) if reasonably requested by the Corporation, such Stockholder shall have furnished the Corporation with an opinion of counsel, reasonably satisfactory to the Corporation, that such disposition will not require registration of such shares under the Securities Act.

         (c) Any transferee of Capital Stock who becomes such in compliance with the foregoing provisions of this Section 7 shall be deemed an Investor for purposes of this Agreement.

     8. Equitable Relief. The parties agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

     9. Legends on Certificates. During the term of this Agreement, each certificate or other document representing Capital Stock shall contain upon its face or upon the reverse side thereof a legend to the following effect:

              THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND COUNSEL FOR THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

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              THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
TO A STOCKHOLDERS AGREEMENT (THE "STOCKHOLDERS AGREEMENT") DATED AS OF MAY 29, 2001 BY AND AMONG THE CORPORATION AND THE OTHER PARTIES SET FORTH ON THE SIGNATURE PAGES THERETO, A COPY OF THE STOCKHOLDERS AGREEMENT BEING ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION.

     Each Investor hereby covenants and agrees that to the extent the certificates for shares of Capital Stock of the Corporation held by it do not contain the foregoing legends, such Investor shall promptly surrender each such certificate to the Corporation for the placement of such legends thereon. Each Investor further consents to the Corporation making a notation on its records and giving instructions to any transfer agent of the Capital Stock in order to implement the restrictions on transfer established in this Agreement.

    10. Confidentiality. (a) Each of the Stockholders hereby agrees that all information (the "Confidential Information") furnished to or made available to such Investor relating to the Corporation's trade secrets, products, financial information and other confidential or proprietary information relating to the business or operations of the Corporation shall be kept confidential and shall not, without the prior written consent of the Corporation, be disclosed by such Investor in any manner whatsoever, in whole or in part other than (i) to its employees, agents, attorneys, auditors, accountants, Affiliates or other representatives who are advised of the requirements of this Section 10, (ii) in connection with any litigation concerning this Agreement or the matters contemplated hereby, (iii) as required by law or court order, and (iv) to prospective transferees; provided, however, that as a condition precedent to any such provision of information to any such prospective transferee (which shall not be a direct competitor of the Corporation or any Affiliate thereof), such prospective transferee shall agree for the benefit of the Corporation to be subject to this Section 10 with respect to all Confidential Information, all in an agreement executed and delivered to the Corporation prior to the delivery of any such information).

         (b) For purposes of this Section 10, Confidential Information shall not include any information which: (i) is generally available to the public other than as a result of disclosure by the Investor in violation of this Agreement, (ii) was available to the Investor on a non-confidential basis prior to disclosure to the Investor by the Corporation or (iii) becomes available to the Investor on a non-confidential basis from a source other than the Corporation, which source, to the knowledge of the Stockholders, is not otherwise bound by a confidentiality agreement with the Corporation.

         (c) Each Investor agrees that because the remedy at law for any breach of the provisions of this Section 10 would be inadequate, such Investor hereby consents, in case of any such breach, to the granting by any court of competent jurisdiction of specific enforcement, including, but not limited to, pre-judgment injunctive relief, of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Such remedies shall not be deemed to be the exclusive remedies for a breach of the provisions of this Section 10 by such Investor but shall be in addition to all other remedies available at law or equity.




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    11.  Termination.  All rights and obligations created by this Agreement shall terminate upon the earlier to occur of (a) the written agreement of holders of the Capital Stock who hold in the aggregate more than 80% of the shares of the Capital Stock and (b) the acquisition by a single acquirer of all of the issued and outstanding shares of Capital Stock.

    12. Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopied, telexed or telegraphic communication delivered during normal business hours) and mailed, telecopied, telexed, telegraphed, sent by Federal Express or other nationally recognized overnight courier service or personally delivered to the respective parties, as follows:

         (1)  If to the Corporation:

                   Ronald S. Boreta, President
                   6730 S. Las Vegas Boulevard
                   Las Vegas, Nevada 89119
                   Telephone:  (702) 317-7302
                   Facsimile:  (702) 309-7407

         (2)  If to any of the Stockholders:

                   At the address set forth opposite their
                   respective names on the signature page hereof

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand or by Federal Express or other nationally recognized courier service, three Business Days after deposit in the mail, postage prepaid, in the case of mail, and in the case of telecopy or telex, when received, or in the case of telegraph, when delivered to the telegraph company, charges prepaid.

    13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

    14. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof. All of the parties hereto agree that this Agreement may be amended or modified or any provision hereof may be waived by a written agreement among the Stockholders holding more than 80% of the shares of Capital Stock then held by all Stockholders. This Agreement supersedes all prior understandings, negotiations and agreements relating to the subject matter hereof.

    15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of such State.





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    16.  Jurisdiction; Waiver of Trial by Jury.  THE PARTIES HERETO HEREBY
IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEVADA STATE OR UNITED STATES FEDERAL COURT SITTING IN THE CITY OF LAS VEGAS OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES FURTHER WAIVE TRIAL BY JURY, ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO ANY ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE PARTIES FURTHER AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A NEVADA STATE OR UNITED STATES FEDERAL COURT SITTING IN THE CITY OF LAS VEGAS.

    17. Headings. The headings in this Agreement are solely for convenience of reference and shall not affect the interpretation of any of the provisions hereof.

    18. Severability. If any provision herein contained shall be held to be illegal or unenforceable, such holding shall not affect the validity or enforceability of the other provisions of this Agreement.

    19. Binding Effect. Subject to Section 7 hereof, this Agreement shall be binding upon and inure to the benefit of the Corporation, each Investor, and each of their respective executors, administrators, legal representatives, heirs, successors and assigns.

    20. Construction. The parties hereto agree that this Agreement is the product of negotiations between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

    21. Gender and Number. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine or feminine or neuter, and any other number, singular or plural, as the context requires.

     IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be executed as of the date first above written.

URBAN LAND OF NEVADA, INC., a         THE ALL-AMERICAN GOLF CENTER,
Nevada corporation                    INC., a Nevada corporation


By:/s/ Theodore B. Lee                By:/s/ Ronald S. Boreta

    Theodore B. Lee, President

Address:
3271 S. Highland Drive, #704
Las Vegas, Nevada 89109

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THE ALL-AMERICAN GOLF CENTER, INC.,
a Nevada corporation



By:/s/ Ronald S. Boreta
   Ronald S. Boreta, President

Address:
6730 S Las Vegas Boulevard
Las Vegas, Nevada 89119


























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